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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion of our report dated March 1, 1996, regarding the consolidated statements of operations, changes in stockholders' equity and cash flows of POLAR EXPRESS CORPORATION (A WHOLLY-OWNED SUBSIDIARY OF AASCHE TRANSPORTATION SERVICES, INC.) for the year ended December 29, 1995, incorporated by reference from Aasche Transportation Services, Inc. Form 10-K into the Registration Statement on Form S-8 (No. 333-19475).

                                          BAIRD, KURTZ & DOBSON

Fayetteville, Arkansas
March 30, 1998